Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

of

J.P. MORGAN CHASE & CO.

Under Section 245

of the

General Corporation Law of the State of Delaware

J.P. Morgan Chase & Co. (the “Corporation”), does hereby certify under the seal of the Corporation as follows:

First: The name of the Corporation is J.P. Morgan Chase & Co.; the Corporation was originally incorporated as Chemical New York Corporation.

Second: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware in Dover, Delaware, on the 28th day of October, 1968.

Third: This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of Delaware and only restates and integrates and does not further amend the provisions of the Corporation’s Restated Certificate of Incorporation as heretofore restated, amended and supplemented. There is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

Fourth: The text of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby restated to read in full, as follows:

FIRST. The name of the Corporation is J.P. Morgan Chase & Co.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Without limiting in any manner the scope and generality of the foregoing, the Corporation shall have the following purposes and powers:

(1) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon;

(2) to make, establish and maintain investments in securities, and to supervise and manage such investments;

(3) to cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated;

(4) to acquire by purchase or exchange, or by transfer to or by merger or consolidation with the Corporation or any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or to otherwise acquire, the whole or any part of the business, good will, rights or other assets of any corporation, firm, organization, association or other entity, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation, or by any other lawful means;

(5) to make loans and give other forms of credit, with or without security, and to negotiate and make contracts and agreements in connection therewith;

(6) to aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, with or without recourse against any such corporation, firm, organization, association or entity, to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose;

(7) to borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired;

(8) to render service, assistance, counsel and advice to, and to act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of, any corporation, firm, organization, association or other entity; and

(9) to engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing, or agency business not prohibited by law, and any, some or all of the foregoing.

The term “securities” as used in this Certificate of Incorporation shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas, or other mineral rights, or, in general, any interests or instruments commonly known as “securities”, or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

The purposes and powers specified in the foregoing paragraphs shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other paragraph in this Certificate of Incorporation, but the purposes and powers specified in each of the foregoing paragraphs of this Article THIRD shall be regarded as independent purposes and powers.

The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of Delaware.

FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is NINE BILLION TWO HUNDRED MILLION, of which TWO HUNDRED MILLION shares shall be shares of preferred stock of the par value of $1 per share (hereinafter called “Preferred Stock”) and NINE BILLION shares shall be shares of common stock of the par value of $1 per share (hereinafter called “Common Stock”).

Any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of capital stock representing not less than a majority of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

(1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(a) the designation of such series;

(b) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock, and whether such dividends shall be cumulative or non-cumulative;

(c) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(f) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him;

(g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

(h) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

(2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

(3) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Adjustable Rate Cumulative Preferred Stock, Series A, are set forth in Appendix A hereto and are incorporated by reference.

(4) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 6 5/8% Cumulative Preferred Stock, are set forth in Appendix B hereto and are incorporated by reference.

(5) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Adjustable Rate Cumulative Preferred Stock, Series L are set forth in Appendix C hereto and are incorporated herein by reference.

(6) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Adjustable Rate Cumulative Preferred Stock, Series N are set forth in Appendix D hereto and are incorporated herein by reference.

(7) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Fixed/Adjustable Rate Noncumulative Preferred Stock, are set forth in Appendix E hereto and are incorporated by reference.

FIFTH. The by-laws may be made, altered, amended or repealed by the Board of Directors. The books of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as from time to time may be designated by the Board of Directors.

SIXTH. (1) To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(2) The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

(3) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (including, without limitation, expenses, judgments, fines and amounts paid in settlement) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and whether or not the Corporation would have the power or would be required to indemnify any such person under the terms of any agreement or by-law or the General Corporation Law of the State of Delaware. For purposes of this paragraph (3), “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

SEVENTH. (1) Any action required or permitted to be taken by the holders of Common Stock of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing.

(2) Whenever the vote of holders of shares of any class or series other than Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware, the meeting and vote of such stockholders may be dispensed with if such action is taken with the written consent of such holders representing not less than a majority of the voting power of all the capital stock of such class or series entitled to be voted upon such action if a meeting were held; provided that in no case shall the written consent be by such holders having less than the minimum percentage of the vote required by statute for such action, and provided that prompt notice is given in writing to all such stockholders entitled to vote thereon of the taking of corporate action without a meeting and by less than unanimous written consent.

(3) Election of directors need not be by ballot unless the by-laws so provide.

EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its authorized officer and caused the corporate seal of the Corporation to be hereunto affixed this 1st day of July, 2004.

/s/    Anthony J. Horan

Anthony J. Horan

Secretary

[Corporate Seal]

Appendix A

CERTIFICATE OF DESIGNATIONS

OF

ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES A

OF

J.P. MORGAN CHASE & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

J.P. MORGAN CHASE & CO., a corporation organized under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting duly held and convened on September 12, 2000, and by the Stock Committee of the Board of Directors by unanimous written consent executed on December 18, 2000, pursuant to the authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorized the issuance of up to 200,000,000 shares of preferred stock, par value $1.00 per share, and pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by resolutions of the Board of Directors adopted at a meeting duly convened and held on September 12, 2000:

1. The Board of Directors on September 12, 2000 adopted the following resolutions authorizing the Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of Preferred Stock pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 12, 2000, between J.P. Morgan & Co. Incorporated (“J.P. Morgan”) and the Corporation, which provided for the merger of J.P. Morgan with and into the Corporation, with the Corporation continuing as the surviving corporation in the merger under the name “J.P. Morgan Chase & Co.”:

RESOLVED, that it is advisable and in the best interests of The Chase Manhattan Corporation (the “Corporation”) and its stockholders for the Corporation to enter into the Agreement and Plan of Merger between the Corporation and J.P. Morgan & Co. Incorporated, a Delaware corporation (“J.P. Morgan”), substantially in the form presented to this Meeting (the “Merger Agreement”), pursuant to which, among other things: (i) J.P. Morgan would merge with and into the Corporation (the “Merger”); (ii) in accordance with the terms and conditions of the Merger Agreement, each then outstanding share of common stock, par value $2.50 per share, of J.P. Morgan (“J.P. Morgan Common Stock”), other than shares which would be cancelled and retired and cease to exist as a result of the Merger, would be converted into 3.70 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Corporation (the “Common Stock”); (iii) each then outstanding share of preferred stock, without par value, of J.P. Morgan (the “J.P. Morgan Preferred Stock”), other than (A) shares which would be cancelled and retired and cease to exist as a result of the Merger and (B) shares as to which the holders have properly perfected any rights of appraisal pursuant to Section 262 of the Delaware General Corporation Law, shall be converted into a share of a corresponding series of preferred stock, par value $1.00 per share, of the Corporation (the “Preferred Stock”), in each case having substantially the same terms as the respective series of J.P. Morgan Preferred Stock being so converted (such Preferred Stock of the Corporation to be so issued being hereinafter referred to as the “Merger Preferred Stock”); and (iv) the Corporation’s Certificate of Incorporation would be amended pursuant to the Merger Agreement and by virtue of the Merger to provide for (A) the change of the name of the Corporation to “J.P. Morgan Chase & Co.” and (B) the designation of each series of Merger Preferred Stock; and further

RESOLVED, that subject to stockholder approval of the Merger Agreement and to the filing with the Secretary of State of the State of Delaware of the certificates of designations referred to below with respect to each series of Merger Preferred Stock (collectively, the “Certificates of Designation”), the issuance of such shares of Merger Preferred Stock in accordance with the terms of the Merger Agreement be, and it hereby is, authorized and, upon such issuance, such shares of Merger Preferred Stock shall be validly issued, fully paid and nonassessable and free of preemptive rights; and further

RESOLVED, that the maximum number of shares of each series of Merger Preferred Stock authorized to be so issued in connection with the Merger upon conversion of the respective series of J.P. Morgan Preferred Stock shall be as follows: (i) up to 2,444,300 shares upon conversion of J.P. Morgan’s Adjustable Rate Cumulative Preferred Stock, Series A; (ii) up to 50,000 shares upon conversion of J.P. Morgan’s Variable Cumulative Preferred Stock, Series B; (iii) up to 50,000 shares upon conversion of J.P. Morgan’s Variable Cumulative Preferred Stock, Series C; (iv) up to 50,000 shares upon conversion of J.P. Morgan’s Variable Cumulative Preferred Stock, Series D; (v) up to 50,000 shares upon conversion of J.P. Morgan’s Variable Cumulative Preferred Stock, Series E; (vi) up to 50,000 shares upon conversion of J.P. Morgan’s Variable Cumulative Preferred Stock, Series F; and (vii) up to 400,000 shares upon conversion of J.P. Morgan’s 6 5/8% Cumulative Preferred Stock, Series H; and further

RESOLVED, that the voting powers, preferences and special rights of each series of Merger Preferred Stock shall be substantially identical to the voting powers, preferences and special rights applicable to, and specified in the certificate of designations with respect to, the respective series of J.P. Morgan Preferred Stock to be converted into such series of Merger Preferred Stock pursuant to the Merger, and that the Certificate of Designation for each series of Merger Preferred Stock shall provide for the voting rights specified in the corresponding series of J.P. Morgan Preferred Stock; and further

RESOLVED, that the Stock Committee of the Board of Directors be, and it hereby is, authorized to approve, within the limits specified in the foregoing resolutions, the form, terms and provisions of each Certificate of Designation and to take such other actions as such committee deems necessary or desirable to effect the issuance of the Merger Preferred Stock in accordance with these resolutions.

2. The Stock Committee of the Board of Directors on December 18, 2000, pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

RESOLVED, that pursuant to resolutions of the Board of Directors of the Corporation adopted on September 12, 2000, the issue of up to 2,429,300 shares of Adjustable Rate Cumulative Preferred Stock, Series A, $1.00 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications of all 2,429,300 shares of this series, in addition to those set forth in the Certificate of Incorporation are hereby fixed as follows:

1. Designation. The designation of such preferred stock shall be Adjustable Rate Cumulative Preferred Stock, Series A (hereinafter referred to as the “Series A Preferred Stock”) and the number of shares constituting such series is 2,429,300. Shares of the Series A Preferred Stock shall have a stated value of $100 per share. The number of authorized shares of the Series A Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of the Series A Preferred Stock shall not be increased.

2. Dividends. Dividend rates on the shares of the Series A Preferred Stock shall be for the period that commences on January 1, 2001 and that shall end on and include March 31, 2001 (the “Initial Dividend Period”) and for each quarterly dividend period (hereinafter referred to as a “Quarterly Dividend Period” and the Initial Dividend Period or any Quarterly Dividend Period, being hereinafter individually referred to as a “Dividend Period” and collectively as “Dividend Periods”), thereafter, which Quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period, at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of each Dividend Period. Such dividends shall be cumulative from the first day of the Initial Dividend Period and shall be payable, when and as declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, commencing with such date that is the last day of the Initial Dividend Period. Each such dividend shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation, or by a committee of said Board of Directors duly authorized to fix such date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation, or by a committee of said Board of Directors duly authorized to fix such date. In the event that there shall be outstanding shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the Series A Preferred Stock or such other series of preferred stock, shall make payments ratably upon all outstanding shares of the Series A Preferred Stock and such other series of preferred stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of the Series A Preferred Stock and such other series of preferred stock to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the Series A Preferred Stock for each full Dividend Period (including the Initial Dividend Period) shall be computed by dividing the Applicable Rate by four. Dividends payable on the Series A Preferred Stock for any period less than a full Dividend Period shall be computed on the basis of a 360 day year of four 90 day quarters and the actual number of days elapsed in the period for which payable.

3. Definition of Applicable Rate, etc. Except as provided below in this paragraph, the “Applicable Rate” for each Dividend Period shall be (a) 4.875% less than (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

(i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be 4.875% less than the higher of whichever two of such Rates can be so determined;

(ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate can be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be 4.875% less than whichever such Rate can be so determined; or

(iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate can be determined for any Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period.

Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than 5.00% per annum or greater than 11.50% per annum.

Except as provided below in this paragraph, the “Treasury Bill Rate” for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Dividend Period for which the dividend rate on the Series A Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S.

Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

Except as provided below in this paragraph, the “Ten Year Constant Maturity Rate” for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Dividend Period for which the dividend rate on the Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

Except as provided below in this paragraph, the “Twenty Year Constant Maturity Rate” for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Dividend Period for which the dividend rate on the Series A Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant

Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

The Applicable Rate with respect to each Dividend Period shall be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The Corporation shall cause each Applicable Rate to be published in a newspaper of general circulation in New York City prior to the commencement of the Dividend Period to which it applies and shall cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holder of the Series A Preferred Stock.

For purposes of this Section, the term

(i) “Calendar Period” shall mean 14 calendar days;

(ii) “Special Securities” shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

(iii) “Ten Year Average Yield” shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

(iv) “Twenty Year Yield” shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

4. Redemption. The Corporation, at its option, may redeem the Series A Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price of $100.00 per share, plus, in each case, accrued and unpaid dividends thereto to the date fixed for redemption.

In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed; at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state) such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of the Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

Notwithstanding the foregoing provisions of this Section 4, if any dividends on the Series A Preferred Stock are in arrears, no shares of the Series A Preferred Stock shall be redeemed unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series A Preferred Stock.

5. Shares to be Retired. All shares of the Series A Preferred Stock redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued.

6. Conversion or Exchange. The holders of shares of the Series A Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

7. Voting. The Series A Preferred Stock shall have no voting powers either general or special except as otherwise required by law and as hereinafter provided in this Section 7.

If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six-quarterly dividends (whether or not consecutive) payable on any share or shares of preferred stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. The holders of record of the Series A Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock upon which like voting rights have been conferred (including, without limitations, the Corporation’s Variable Cumulative Preferred Stock, Series B through F, the 6 5/8% Cumulative Preferred Stock, 10.84% Cumulative Preferred Stock, Adjustable Rate Cumulative Preferred Stock, Series L, Adjustable Rate Cumulative Preferred Stock, Series N (collectively the “Outstanding Cumulative Preferred Stock”)) shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast one tenth (1/10) of one vote and the holders of the Outstanding Cumulative Preferred Stock entitled to cast one vote per share, with the remaining directors of the Corporation to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock and the holders of shares of any one or more series of preferred stock upon which like voting rights have been conferred (including, without limitation, the Outstanding Cumulative Preferred Stock) shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two.

Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the Series A Preferred Stock and all other shares of the same class at the time outstanding (including, without limitation, the Outstanding Cumulative Preferred Stock and the Corporation’s Fixed/Adjustable Rate Noncumulative Preferred Stock (collectively, the “Other Preferred Stock”)), given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, voting as a class without regard to series, the holders of the Series A Preferred Stock being entitled to cast one tenth (1/10) of one vote per share and the holders of Other Preferred Stock entitled to cast one vote per share, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of preferred stock) so as to affect adversely the preferences, rights, powers or privileges of the Series A Preferred Stock and any other shares of the same class (including, without limitation, the Other Preferred Stock); provided, however, that in any case in which one or more, but not all, series of Other Preferred Stock or Series A Preferred Stock or other series of such class would be adversely affected as to the preferences, rights, powers or privileges thereof, the affirmative consent of holders of shares entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of all of the shares of all of the series that would be adversely affected, voting as a class, shall be required in lieu thereof.

Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the shares of the Series A Preferred Stock and all other series of preferred stock ranking on a parity (including, without limitation, the Other Preferred Stock) with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock, the Other Preferred Stock and shares of such other series of preferred stock shall vote together as a single class without regard to series, the holders of the Series A Preferred Stock being entitled to cast one tenth (1/10) of one vote and the holders of Other Preferred Stock being entitled to cast one vote per share, shall be necessary to issue, authorize, or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series A Preferred Stock, Other Preferred Stock or such other preferred stock as to dividends or upon liquidation.

8. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such a distribution junior to the Series A Preferred Stock, an amount equal to $100 per share plus an amount equal to any accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for payment of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this Section 8, the holders of the Series A Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

Neither the sale, conveyance, exchange or transfer of all or substantially all the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation for the purposes of this Section 8.

9. Limitation on Dividends on Junior Ranking Stock. So long as any of the Series A Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock of the Corporation or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the Series A Preferred Stock (as defined below, the “Junior Stock”), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called “Junior Stock Payments”), unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of preferred stock other than Junior Stock, at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment.

10. Ranking of Stock of the Corporation. For purposes of this designation, any stock of any class or classes of the Corporation shall be deemed to rank:

(1) prior to the shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock;

(2) on a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series A Preferred Stock; and

(3) junior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of the

Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

Appendix B

CERTIFICATE OF DESIGNATIONS

OF

6 5/8% CUMULATIVE PREFERRED STOCK

OF

J.P. MORGAN CHASE & CO.

Pursuant to Section 151 of the

General Corporation law of the State of Delaware

J.P. MORGAN CHASE & CO., a corporation organized under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting duly held and convened on September 12, 2000, and by the Stock Committee of the Board of Directors by unanimous written consent executed on December 18, 2000, pursuant to the authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorized the issuance of up to 200,000,000 shares of preferred stock, par value $1.00 per share, and pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by resolutions of the Board of Directors adopted at a meeting duly convened and held on September 12, 2000:

1. The Board of Directors on September 12, 2000 adopted the following resolutions authorizing the Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of Preferred Stock pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 12, 2000, between J.P. Morgan & Co. Incorporated (“J.P. Morgan”) and the Corporation, which provided for the merger of J.P. Morgan with and into the Corporation, with the Corporation continuing as the surviving corporation in the merger under the name “J.P. Morgan Chase & Co.”:

RESOLVED, that it is advisable and in the best interests of The Chase Manhattan Corporation (the “Corporation”) and its stockholders for the Corporation to enter into the Agreement and Plan of Merger between the Corporation and J.P. Morgan & Co. Incorporated, a Delaware corporation (“J.P. Morgan”), substantially in the form presented to this Meeting (the “Merger Agreement”), pursuant to which, among other things: (i) J.P. Morgan would merge with and into the Corporation (the “Merger”); (ii) in accordance with the terms and conditions of the Merger Agreement, each then outstanding share of common stock, par value $2.50 per share, of J.P. Morgan (“J.P. Morgan Common Stock”), other than shares which would be cancelled and retired and cease to exist as a result of the Merger, would be converted into 3.70 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Corporation (the “Common Stock”); (iii) each then outstanding share of preferred stock, without par value, of J.P. Morgan (the “J.P. Morgan Preferred Stock”), other than (A) shares which would be cancelled and retired and cease to exist as a result of the Merger and (B) shares as to which the holders have properly perfected any rights of appraisal pursuant to Section 262 of the Delaware General Corporation Law, shall be converted into a share of a corresponding series of preferred stock, par value $1.00 per share, of the Corporation (the “Preferred Stock”), in each case having substantially the same terms as the respective series of J.P. Morgan Preferred Stock being so converted (such Preferred Stock of the Corporation to be so issued being hereinafter referred to as the “Merger Preferred Stock”); and (iv) the Corporation’s Certificate of Incorporation would be amended pursuant to the Merger Agreement and by virtue of the Merger to provide for (A) the change of the name of the Corporation to “J.P. Morgan Chase & Co.” and (B) the designation of each series of Merger Preferred Stock; and further

RESOLVED, that subject to stockholder approval of the Merger Agreement and to the filing with the Secretary of State of the State of Delaware of the certificates of designations referred to below with respect to each series of Merger Preferred Stock (collectively, the “Certificates of Designation”), the issuance of such shares of Merger Preferred Stock in accordance with the terms of the Merger Agreement be, and it hereby is, authorized and, upon such issuance, such shares of Merger Preferred Stock shall be validly issued, fully paid and nonassessable and free of preemptive rights; and further

RESOLVED, that the maximum number of shares of each series of Merger Preferred Stock authorized to be so issued in connection with the Merger upon conversion of the respective series of J.P. Morgan Preferred Stock shall be as follows: (i) up to 2,444,300 shares upon conversion of J.P. Morgan’s Adjustable Rate Cumulative Preferred Stock, Series A; (ii) up to 50,000 shares upon conversion of J.P. Morgan’s Variable Cumulative Preferred Stock, Series B; (iii) up to 50,000 shares upon conversion of J.P. Morgan’s Variable Cumulative Preferred Stock, Series C; (iv) up to 50,000 shares upon conversion of J.P. Morgan’s Variable Cumulative Preferred Stock, Series D; (v) up to 50,000 shares upon conversion of J.P. Morgan’s Variable Cumulative Preferred Stock, Series E; (vi) up to 50,000 shares upon conversion of J.P. Morgan’s Variable Cumulative Preferred Stock, Series F; and (vii) up to 400,000 shares upon conversion of J.P. Morgan’s 6 5/8% Cumulative Preferred Stock, Series H; and further

RESOLVED, that the voting powers, preferences and special rights of each series of Merger Preferred Stock shall be substantially identical to the voting powers, preferences and special rights applicable to, and specified in the certificate of designations with respect to, the respective series of J.P. Morgan Preferred Stock to be converted into such series of Merger Preferred Stock pursuant to the Merger, and that the Certificate of Designation for each series of Merger Preferred Stock shall provide for the voting rights specified in the corresponding series of J.P. Morgan Preferred Stock; and further

RESOLVED, that the Stock Committee of the Board of Directors be, and it hereby is, authorized to approve, within the limits specified in the foregoing resolutions, the form, terms and provisions of each Certificate of Designation and to take such other actions as such committee deems necessary or desirable to effect the issuance of the Merger Preferred Stock in accordance with these resolutions.

2. The Stock Committee of the Board of Directors on December 18, 2000, pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

RESOLVED, that pursuant to resolutions of the Board of Directors of the Corporation adopted on September 12, 2000, the issue of up to 400,000 shares of 6 5/8%

Cumulative Preferred Stock, $1.00 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications of all 400,000 shares of this series, in addition to those set forth in the Certificate of Incorporation are hereby fixed as follows:

1. Designation. The designation of such preferred stock shall be 6 5/8% Cumulative Preferred Stock (hereinafter referred to as the “6 5/8% Preferred Stock”) and the number of shares constituting such series is 400,000. Shares of the 6 5/8% Preferred Stock shall have a stated value of $500 per share. The number of authorized shares of the 6 5/8% Preferred Stock may be reduced by further resolution duly adopted by the by the Board of Directors of the Corporation, the Stock Committee, or any other duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized but the number of authorized shares of the 6 5/8% Preferred Stock shall not be increased.

2. Dividends. (a) Holders of shares of 6 5/8% Preferred Stock shall be entitled to receive cash dividends when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, at a rate of 6 5/8% per annum on the stated value thereof in respect of the period that begins on January 1, 2001 and that shall end on and include March 31, 2001 (the “Initial Dividend Period”) and each quarterly dividend period thereafter, which quarterly dividend periods shall begin on January 1, April 1, July 1 and October 1 of each year and shall end on and include the day next preceding the first day of the next dividend period. Such dividends shall be cumulative from the first day of the Initial Dividend Period and shall be payable, when, as and if declared by the Board of Directors on March 31, June 30, September 30 and December 31 of each year. Each such dividend shall be paid to the holders of record of shares of 6 5/8% Preferred Stock at the close of business on the fifteenth day of the month next preceding the month in which such dividend payment is made. Dividends as provided for in this Paragraph 2, to the extent not declared and paid for any past dividend periods, may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date therefor, as may be fixed by the Board of Directors of the Corporation, the Stock Committee, or any other duly authorized committee of the Board of Directors. Dividends payable on the 6 5/8% Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on shares of the 6 5/8% Preferred Stock for each full quarterly dividend period (including the Initial Dividend Period) shall be computed by dividing the annual dividend rate by four.

(b) No full dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with the 6 5/8% Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the 6 5/8% Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of the 6 5/8% Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the 6 5/8% Preferred Stock, all dividends declared upon shares of the 6 5/8% Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the 6 5/8%

Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the 6 5/8% Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the 6 5/8% Preferred Stock and such other Preferred Stock bear to each other. Holders of shares of the 6 5/8% Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of full cumulative dividends, as herein provided, on the 6 5/8% Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect if any dividend payment of payments on the 6 5/8% Preferred Stock which may in arrears.

3. Redemption. The 6 5/8% Preferred Stock shall not be redeemable prior to March 31, 2006. On or after March 31, 2006, the Corporation, at its option, with prior approval of the appropriate bank regulators, if so required, may redeem the 6 5/8% Preferred Stock, as a whole or in part, at any time or from time to time out of funds legally available therefor, at a redemption price of $500 per share plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption.

In the event the Corporation shall redeem shares of 6 5/8% Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of 6 5/8% Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the 6 5/8% Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of the 6 5/8% Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of 6 5/8% Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

Notwithstanding the foregoing provisions of this Section 3, if any dividends on the 6 5/8% Preferred Stock are in arrears, no shares of the 6 5/8% Preferred Stock shall be redeemed unless all outstanding shares of the 6 5/8% Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the 6 5/8% Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the 6 5/8% Preferred Stock.

4. Shares to be Retired. All shares of the 6 5/8% Preferred Stock redeemed by the Corporation shall be retired and canceled and shall not be reissued as shares of 6 5/8% Preferred Stock and upon the filing of any document required by the Delaware General Corporation Law shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series.

5. Conversion or Exchange. The holders of shares of the 6 5/8% Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

6. Voting. The 6 5/8% Preferred Stock shall have no voting powers either general or special except as otherwise required by law and as hereinafter provided in this Section 6.

If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of preferred stock are in default, the number of directors constituting the Board of Directors of the Corporation shall automatically be increased by two. The holders of record of the 6 5/8% Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock upon which like voting rights have been conferred (including, without limitation, the Corporation’s Adjustable Rate Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), Variable Cumulative Preferred Stock, Series B through F, 10.84% Cumulative Preferred Stock, Adjustable Cumulative Preferred Stock, Series L, and Adjustable Cumulative Preferred Stock, Series N (collectively, the “Outstanding Cumulative Preferred Stock”)), shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of record of the 6 5/8% Preferred Stock and the Outstanding Cumulative Preferred Stock (other than the Series A Preferred Stock) being entitled to cast one vote per share and the holders of record of the Series A Preferred Stock being entitled to cast one-tenth (1/10) of one vote per share, with the remaining directors of the Corporation to be elected by the holders of record of shares of any other class or classes or series of stock entitled to vote therefor. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, without cause, only by the affirmative vote of the holders of record of the shares of preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders of record called for that purpose, and any vacancy in such directorship thereby created or otherwise created may be filled only by the affirmative vote of the holders of record of the shares of preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director. If and when such default shall cease to exist, the holders of record of the 6 5/8% Preferred Stock and the holders of record of shares of any one or more series of preferred stock upon which like voting rights have been conferred (including, without limitation, the Outstanding Cumulative Preferred Stock) shall be divested of the foregoing special voting rights, subject to reinvesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights will terminate, and the number of directors constituting the Board of Directors shall be automatically reduced by two. For the purposes of the foregoing, default in the payment of dividends for the equivalent of six quarterly dividends means, in the case of Preferred Stock which pays dividends either more or less frequently than every quarter, default in the payment of dividends in respect of one or more Dividend Periods containing in the aggregate not less than 540 days.

Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the voting power of the 6 5/8% Preferred Stock and all other shares of the same class at the time outstanding (including, without limitation, the Outstanding Cumulative Preferred Stock and the Corporation’s Fixed/Adjustable Rate Noncumulative Preferred Stock (collectively with the Outstanding Cumulative Preferred Stock, the “Other Preferred Stock”)), given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, voting as a class without regard to series, the holders of record of the 6 5/8% Preferred Stock and the Other Preferred Stock (other than the Series A Preferred Stock) being entitled to cast one vote per share and the holders of record of the Series A Preferred Stock being entitled to cast one-tenth (1/10) of one vote per share, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations, Rights and Preferences or any similar document relating to any series of preferred stock) so as to materially adversely affect the preferences, rights, powers or privileges of the 6 5/8% Preferred Stock and any other shares of the same class (including, without limitation, the Other Preferred Stock); provided, however, that in any case in which one or more, but not all, series of Other Preferred Stock or 6 5/8% Preferred Stock or other series of such class would be materially adversely affected as to the preferences, rights, powers or privileges thereof, the affirmative consent of holders of record of shares entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of all of the shares of all of the series that would be adversely affected, voting as a class, shall be required in lieu thereof.

Unless the vote or consent of the holders of record of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the voting power of the shares of the 6 5/8% Preferred Stock and all shares of all other series of preferred stock ranking on a parity (including, without limitation, the Other Preferred Stock) with shares of the 6 5/8% Preferred Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of record of shares of the 6 5/8% Preferred Stock, the Other Preferred Stock and shares of such other series of preferred stock shall vote together as a single class without regard to series, the holders of record of the 6 5/8% Preferred Stock and the Other Preferred Stock (other than the Series A Preferred Stock) being entitled to cast one vote per share and holders of record of Series A Preferred Stock being entitled to cast one-tenth (1/10) of one vote per share, shall be necessary to issue, authorize, or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the 6 5/8% Preferred Stock, Other Preferred Stock or such other preferred stock as to dividends or upon liquidation.

7. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the 6 5/8% Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such a distribution junior to the 6 5/8% Preferred Stock, an amount equal to $500 per share plus an amount equal to any accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for payment of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the 6 5/8% Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the 6 5/8% Preferred Stock are not paid in full, the holders of the 6 5/8% Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the 6 5/8% Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the 6 5/8% Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

Neither the sale, conveyance, exchange or transfer of all or substantially all the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation for the purposes of this Section 7.

8. Limitation on Dividends on Junior Ranking Stock. So long as any of the 6 5/8% Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock of the Corporation or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the 6 5/8% Preferred Stock (the “Junior Stock”), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called “Junior Stock Payments”), unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of preferred stock other than Junior Stock, at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment.

9. Ranking of Stock of the Corporation. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(1) prior to the shares of the 6 5/8% Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the 6 5/8% Preferred Stock;

(2) on a parity with shares of the 6 5/8% Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the 6 5/8% Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the 6 5/8% Preferred Stock; and

(3) junior to shares of the 6 5/8% Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of the 6 5/8% Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

Appendix C

CERTIFICATE OF DESIGNATIONS

OF

ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES L

OF

J.P. MORGAN CHASE & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

J.P. MORGAN CHASE & CO., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on December 21, 1993 and by the Preferred Stock Committee of the Board of Directors on June 1, 1994, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock, $100 stated value per share ($1 par value) (the “Preferred Stock”), and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at a meeting duly convened and held on December 21, 1993:

1. The Board of Directors on December 21, 1993 adopted the following resolutions authorizing a Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Preferred Stock and fixing the voting rights of the Preferred Stock:

“RESOLVED that the Preferred Stock Committee may, without further action of the Board of Directors of J.P. Morgan Chase & Co. (the “Corporation”), from time to time authorize the issuance and sale from time to time, of (i) one or more series of the Corporation’s preferred stock, $1 par value (the “Preferred Stock”); (ii) depositary shares each representing a fraction of a share of Preferred Stock (“Depositary Shares”); (iii) warrants to purchase any shares of Preferred Stock or Depositary Shares; (iv) warrants to purchase shares of the Corporation’s common stock, $1 par value (“Common Stock”); and (v) any shares of Preferred Stock or Common Stock into which or for which any of the foregoing may be exchangeable, convertible, or issuable upon exercise (all of the foregoing hereinafter collectively referred to as the “Preferred Shares” unless the context shall otherwise require), for cash or other property, as shall be determined by the Preferred Stock Committee, subject to the limitations hereinafter set forth, and any such Preferred Shares may be sold through agents, through underwriters, through dealers and directly to purchasers, in one or more offerings registered under the Securities Act of 1933 (the “Act”) or in transactions not required to be registered under the Act, all as shall be determined by the Preferred Stock Committee; and any such issuance and sale of Preferred Shares, including the issuance from time to time of any warrants for such Preferred Shares, common or preferred stock of the Corporation into which any series of Preferred Shares may be convertible or exchangeable and the issuance and sale from time to time of Depositary Shares or warrants for Depositary Shares be, and hereby is, authorized and approved;

RESOLVED that the Preferred Stock Committee be, and hereby is, authorized and empowered to act on behalf and in the stead of the Board of Directors in connection with the issuance of one or more series of the Preferred Shares and, in connection therewith, is hereby authorized, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or is hereafter amended, to determine the price at which the Preferred Shares of each such series will be sold by the Corporation, to declare dividends payable on the Preferred Shares, to reserve for issuance on the books of the Corporation or otherwise a sufficient number of shares of any of the Corporation’s common stock or Preferred Stock into which any series of the Preferred Stock may be convertible or exchangeable and to determine the designation, preferences and privileges, the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof;

RESOLVED that, without limiting the generality of the preceding resolution, the Preferred Stock Committee is hereby expressly authorized:

(i) to determine whether the Preferred Shares will be issued in one or more series and the number of shares of any such series;

(ii) to fix the dividend rate or rates of any such shares and/or the methods of determining dividends and the dates on which dividends shall be payable;

(iii) to determine whether dividends of any series of Preferred Shares shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

(iv) to determine the conversion or exchange provisions, if any, of the shares of any series of the Preferred Shares, including without limitation, the class and series of capital stock of the Corporation into which such shares shall be convertible or exchangeable;

(v) to determine whether the Corporation shall elect to offer (a) warrants for such Preferred Shares (“Warrants”) or (b) Depositary Shares evidenced by depositary receipts, each representing a fraction (to be determined by the Preferred Stock Committee) of a share of a particular series of the Preferred Stock, which shares of Preferred Stock will be issued and deposited with a depositary, in each case, in lieu of offering full shares of such series of the Preferred Stock;

(vi) to fix the liquidation preference of the shares of any series of the Preferred Shares, subject to the limitation that the aggregate liquidation preference over Common Stock of all the Preferred Shares issued shall not exceed $850,000,000;

(vii) to determine whether any warrants for Preferred Stock, Depositary Shares or Common Stock shall be issued, whether alone or in connection with any other Preferred Shares, and the terms and conditions of any such warrants;

(viii) to determine whether the shares of any series of the Preferred Shares shall be subject to redemption, optional or mandatory or pursuant to a sinking fund, and, if such series shall be subject to redemption, the redemption provisions of such series; and

(ix) to fix or determine any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions thereof;

RESOLVED that the Preferred Stock Committee be, and hereby is, authorized and empowered to authorize, approve and take such other action as is deemed advisable in connection with the issuance of one or more series of the Preferred Shares, including, without limitation, the following:

(i) selecting the underwriters, dealers and agents, if any, to or through which the Preferred Shares will be sold and offered;

(ii) approving the form and substance, and the execution and delivery, of any underwriting agreement, agency agreement, placement agreement or other agreement to be entered into by the Corporation in connection with the issuance and sale of the Preferred Shares, including, without limitation, setting the amount of any underwriting discounts and other items constituting underwriters’ compensation and any discounts and commissions allowed or paid to dealers or agents;

(iii) selecting the bank or trust company which will act as depositary if Depositary Shares are offered and approving the form and substance, and the execution and delivery, of any deposit agreement to be entered into by the Corporation with such depositary; and

(iv) appointing a registrar and transfer agent for the registration, transfer and exchange of the Preferred Shares and appointing a dividend disbursing agent for the Preferred Shares;

RESOLVED that for each series of Preferred Shares a certificate shall be prepared and filed on behalf of the Corporation with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware (a “Certificate of Designation”); that each such Certificate of Designation be in such form as is approved by action of the Board of Directors or the Preferred Stock Committee; and that the proper officers of the Corporation be and hereby are authorized to execute and file each such Certificate of Designation pursuant to the General Corporation Law of the State of Delaware;

RESOLVED that the Certificate of Designation for each series of the Preferred Shares shall provide that the shares of such series shall not have any voting powers either general or special, except that:

(i) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of any series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation or any similar document relating to any series of Preferred Stock) which would affect adversely the preferences, rights, powers or privileges of such series;

(ii) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of any such series and all other series of Preferred Stock ranking on a parity with shares of such series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purposes at which the holders of shares of such series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of such series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

(iii) If at the time of any annual meeting of the Corporation’s stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a “Preferred Director”), shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation’s stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a “default in preference dividends” on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period.”

2. The Preferred Stock Committee of the Board of Directors on June 1, 1994, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

RESOLVED that, pursuant to resolutions of the Board of Directors of J.P. Morgan Chase & Co. (the “Corporation”) adopted on December 21, 1993, the issue of 2,000,000 shares of Adjustable Rate Cumulative Preferred Stock, Series L, $100 stated value per share ($1 par value) of the Corporation ranking on a parity with the series of Preferred Stock of the Corporation designated as the Corporation’s “Adjustable Rate Cumulative Preferred Stock, Series C”, the Corporation’s “10.96% Preferred Stock”, the Corporation’s “10% Convertible Preferred Stock”, the Corporation’s “8- 3/8% Preferred Stock”, the Corporation’s “7.92% Cumulative Preferred Stock”, the Corporation’s “7.58% Cumulative Preferred Stock” and the Corporation’s “7- 1/2% Cumulative Preferred Stock” is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 2,000,000 shares of this Series, in addition to those set forth in the Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on December 21, 1993, are hereby fixed as follows:

1. Designation. The designation of this Series shall be Adjustable Rate Cumulative Preferred Stock, Series L (hereinafter referred to as this “Series”) and the number of shares constituting this Series shall be 2,000,000. Shares of this Series shall have a stated value of $100. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

2. Dividends. (a) Dividends payable on the shares of this Series for the period from June 8, 1994 to June 30, 1994 (the “Initial Dividend Period”) shall be $0.3838 per share. For each quarterly dividend period after the Initial Dividend Period (a “Quarterly Dividend Period”; the Initial Dividend Period and any Quarterly Dividend Period being hereinafter referred to individually as a “Dividend Period”) dividends payable on the shares of this Series shall be payable at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of such Quarterly Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Quarterly Dividend Period shall be computed by dividing the Applicable Rate for such Quarterly Dividend Period by four and applying the resulting rate to the stated value per share of the Series. Each Quarterly Dividend Period shall commence on the January 1, April 1, July 1 and October 1, as the case may be, following the last day of the Initial Dividend Period or the preceding Quarterly Dividend Period, as the case may be, and shall end on and include the day next preceding the first day of the next such Quarterly Dividend Period. Dividends shall be cumulative from June 8, 1994 and shall be payable, when and as declared by the Board of Directors or by the Preferred Stock Committee of the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1994. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors.

(b) Dividends payable on this Series for any period greater or less than a full Dividend Period, other than the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period.

(c) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

(d) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

3. Definition of Applicable Rate, etc. (a) Except as provided below in this paragraph, the “Applicable Rate” for any Quarterly Dividend Period will be equal to 84% of the Effective Rate (as hereinafter defined). The “Effective Rate” for any Quarterly Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Quarterly Dividend Period. In the event that the Corporation determines in good faith that for any reason

(i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to the higher of whichever two of such Rates can be so determined;

(ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to whichever such Rate can be so determined; or

(iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for the preceding dividend period will be continued for such Quarterly Dividend Period.

Anything herein to the contrary notwithstanding, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than 4.50% per annum or greater than 10.50% per annum.

(b) Except as described below in this paragraph, the “Treasury Bill Rate” for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations is not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the

Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

(c) Except as described below in this paragraph, the “Ten Year Constant Maturity Rate” for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield is published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

(d) Except as described below in this paragraph, the “Thirty Year Constant Maturity Rate” for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity for any Quarterly Dividend Period as provided above in this paragraph, the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

(e) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

(f) The Applicable Rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the Quarterly Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of this Series.

(g) For purposes of this Section,

(i) ”Calendar Period” means a period of fourteen calendar days;

(ii) ”Federal Reserve Board” means the Board of Governors of the Federal Reserve System;

(iii) ”Special Securities” means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

(iv) ”Ten Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

(v) ”Thirty Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

4. Redemption. (a) The shares of this Series are not redeemable prior to June 30, 1999. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, on or after June 30, 1999, at a redemption price of $100 per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

(b) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors or by any other method as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

(c) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(d) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(e) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors.

(f) Notwithstanding the foregoing provisions of this Section 4, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

5. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

6. Liquidation Rights. (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $100 per share, plus accrued and unpaid dividends thereon.

(b) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the stated value of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective stated values to which they are entitled.

(d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

(e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 6 before any payment shall be made to the holder of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.

7. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

(b) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

(c) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

8. Voting Rights. The shares of this Series shall have the voting rights set forth in the resolutions of the Board of Directors of the Corporation adopted on December 21, 1993.”

Appendix D

CERTIFICATE OF DESIGNATIONS

OF

ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES N

OF

J.P. MORGAN CHASE & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

J.P. MORGAN CHASE & CO., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that the following resolutions were adopted by the Board of Directors of the Corporation at meetings duly convened and held on August 27, 1995 and October 17, 1995, and by the Preferred Stock Committee of the Board of Directors by unanimous written consent executed on March 19, 1996, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock, $1 par value (the “Preferred Stock”), and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by resolutions of the Board of Directors adopted at a meeting duly convened and held on August 27, 1995:

1. The Board of Directors on August 27, 1995 adopted the following resolutions authorizing the Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of Preferred Stock pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of August 27, 1995, between The Chase Manhattan Corporation (“Chase”) and the Corporation (then named Chemical Banking Corporation), which provided for the merger of Chase with and into the Corporation, with the Corporation continuing as the surviving corporation in the merger under the name “The Chase Manhattan Corporation”:

“RESOLVED, that it is advisable and in the best interests of the Corporation and its stockholders for the Corporation to enter into the Agreement and Plan of Merger between the Corporation and The Chase Manhattan Corporation, a Delaware corporation (“Chase”), substantially in the form presented to this Meeting (the “Merger Agreement”), pursuant to which, among other things, (i) Chase would merge with and into the Corporation (the “Merger”) and, in accordance with the terms and conditions of the Merger Agreement, (ii) each then outstanding share of common stock, par value $2.00 per share, of Chase (“Chase Common Stock”), other than shares which would be cancelled and retired and cease to exist as a result of the Merger, would be converted into 1.04 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Corporation (“Common Stock”), which shares would, pursuant to the Rights Agreement, dated as of April 13, 1989 (as amended, the “Rights Agreement”), between the Corporation and Chemical Bank, as Rights Agent, be accompanied by a corresponding number of Chemical Rights (as defined in the Merger Agreement), and (iii) each share (other than shares which would be cancelled and retired and cease to exist as a result of the Merger) of Preferred Stock, 10- 1/2% Series G; Preferred Stock, 9.76% Series H; Preferred Stock, 10.84% Series I; Preferred Stock, 9.08% Series J; Preferred Stock, 8- 1/2% Series K; Preferred Stock,

8.32% Series L; Preferred Stock, 8.40% Series M; and Preferred Stock, Adjustable Rate Series N of Chase would be converted into one share of a series of preferred stock, par value $1.00 per share, of the Corporation (“Preferred Stock”), as provided for in the Merger Agreement, in each case having terms substantially identical to the terms of the series of preferred stock of Chase being so converted (such Preferred Stock of the Corporation to be so issued being hereinafter referred to as the “Merger Preferred Stock”); and further

“RESOLVED, that subject to stockholder approval of the Merger Agreement and to the filing with the Secretary of State of the State of Delaware of the certificates of designations referred to below with respect to each series of Merger Preferred Stock (collectively, the “Certificates of Designations”), the issuance of such shares of Merger Preferred Stock in accordance with the terms of the Merger Agreement be, and it hereby is, authorized and, upon such issuance, such shares of Merger Preferred Stock shall be validly issued, fully paid and nonassessable and free of preemptive rights; and further

“RESOLVED, that the maximum number of shares of each series of Merger Preferred Stock authorized to be so issued in connection with the Merger shall be as follows: up to 5,600,000 shares upon conversion of Chase’s Preferred Stock, 10- 1/2% Series G; up to 4,000,000 shares upon conversion of Chase’s Preferred Stock, 9.76% Series H; up to 8,000,000 shares upon conversion of Chase’s Preferred Stock, 10.84% Series I; up to 6,000,000 shares upon conversion of Chase’s Preferred Stock, 9.08% Series J; up to 6,800,000 shares upon conversion of Chase’s Preferred Stock, 8- 1/2% Series K; up to 9,600,000 shares upon conversion of Chase’s Preferred Stock, 8.32% Series L; up to 6,900,000 shares upon conversion of Chase’s Preferred Stock, 8.40% Series M; and up to 9,100,000 shares upon conversion of Chase’s Preferred Stock, Adjustable Rate Series N; and further

“RESOLVED, that the voting powers, preferences and special rights of each series of Merger Preferred Stock shall be substantially identical to the voting powers, preferences and special rights applicable to, and specified in the certificate of designations with respect to, the respective series of preferred stock of Chase to be converted into such series of Merger Preferred Stock pursuant to the Merger; and further

“RESOLVED, that the Preferred Stock Committee of the Board of Directors be, and it hereby is, authorized to approve, within the limits specified in the foregoing resolutions, the form, terms and provisions of each Certificate of Designations and to take such other actions as such committee deems necessary or desirable to effect the issuance of the Merger Preferred Stock in accordance with these resolutions.”

4. The Board of Directors on October 17, 1995 adopted the following resolutions fixing the voting rights of the Preferred Stock authorized by the preceding resolutions:

“RESOLVED, that the Certificate of Designations for each series of preferred stock, par value $1.00 per share (the “Preferred Stock”), of the Corporation to be issued in connection with the merger of The Chase Manhattan Corporation (“Chase”) with and into the Corporation, upon the conversion of the Preferred Stock, 10- 1/2% Series G; Preferred Stock, 9.76% Series H; Preferred Stock, 10.84% Series I; Preferred Stock, 9.08% Series J; Preferred

Stock, 8- 1/2% Series K; Preferred Stock, 8.32% Series L; Preferred Stock, 8.40% Series M; and Preferred Stock, Adjustable Rate Series N of Chase, shall be modified to provide that the shares of such series shall not have any voting powers either general or special, except that:

“If at the time of any annual meeting of the Corporation’s stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1.00 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a “Preferred Director”) shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation’s stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a “default in preference dividends” on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period; and

“Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Corporation’s Certificate of Incorporation, as amended, so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.”

5. The Preferred Stock Committee of the Board of Directors on March 19, 1996, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

“RESOLVED, that pursuant to resolutions of the Board of Directors of the Corporation adopted on August 27, 1995 and October 17, 1995, the issue of up to Nine Million One Hundred Thousand (9,100,000) shares of Adjustable Rate Cumulative Preferred Stock, Series N, $1.00 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 9,100,000 shares of this series, in addition to those set forth in the Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on October 17, 1995, are hereby fixed as follows:

1. Designation. The designation of such series shall be “Adjustable Rate Cumulative Preferred Stock, Series N” (hereinafter referred to as the “Series N Preferred Stock”) and the number of shares constituting such series is Nine Million One Hundred Thousand (9,100,000). Shares of Series N Preferred Stock shall have a stated value of $25.00 per share. The number of authorized shares of Series N Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of Series N Preferred Stock shall not be increased. The Series N Preferred Stock shall rank on a parity as to dividends and distributions of assets with the series of Preferred Stock, $1.00 par value, of the Corporation designated as “10.96% Preferred Stock”, “8- 3/8% Preferred Stock”, “7.92% Cumulative Preferred Stock”, “7.58% Cumulative Preferred Stock”, “7- 1/2% Cumulative Preferred Stock”, “Adjustable Rate Cumulative Preferred Stock, Series L”, “10- 1/2% Cumulative Preferred Stock”, “9.76% Cumulative Preferred Stock”, “10.84% Cumulative Preferred Stock”, “9.08% Cumulative Preferred Stock”, “8- 1/2% Cumulative Preferred Stock”, “8.32% Cumulative Preferred Stock” and “8.40% Cumulative Preferred Stock”.

2. Dividends. Dividends shall be payable on the shares of the Series N Preferred Stock, when and as declared by the Board of Directors, for the Initial Dividend

Period (as defined below) and each quarterly dividend period (a “Quarterly Dividend Period”; the Initial Dividend Period and each such Quarterly Dividend Period being hereinafter referred to as “Dividend Periods”) thereafter, which Quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year, commencing with the first such date to occur after the effective time of the merger of The Chase Manhattan Corporation (“Chase”) with and into the Corporation (the “Effective Time”), and shall end on and include the day next preceding the first day of the next Dividend Period, at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of such Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Dividend Period shall be computed by dividing the Applicable Rate for such Quarterly Dividend Period by four and applying the resulting rate to the stated value per share of the Series N Preferred Stock. The Initial Dividend Period is the period commencing on the day following the most recent date next preceding the Effective Time on which a dividend was paid on the Preferred Stock, Adjustable Rate Series N, of Chase (the “Chase Adjustable Rate Preferred”)(or commencing on the date of the Effective Time if such date was such a dividend payment date) and shall end on and include the date next preceding the first day of the next Quarterly Dividend Period; provided, however, that in the event the Effective Time shall occur after the record date for the payment of a regular quarterly dividend on the Chase Adjustable Rate Preferred but prior to the payment date for such dividend, then the Initial Dividend Period shall be the first Quarterly Dividend Period as described in the preceding sentence. Dividends shall be cumulative from the date on which the Initial Dividend Period commences and shall be payable, when and as declared by the Board of Directors, on the last day of March, June, September and December of each year, commencing with the last day of the Initial Dividend Period. Each such dividend shall be paid to the holders of record of shares of Series N Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any quarterly dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. In the event that there shall be outstanding shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series N Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the Series N Preferred Stock or such other series of Preferred Stock, shall make payments ratably upon all outstanding shares of Series N Preferred Stock and such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series N Preferred Stock and such other series of Preferred Stock to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the Series N Preferred Stock for any period which is less than a full Quarterly Dividend Period shall be computed on the basis of a 360 day year consisting of twelve 30-day months.

3. Definition of Applicable Rate, etc.

Except as provided below in this paragraph, the “Applicable Rate” for the Initial Dividend Period (if it commences prior to the date of the Effective Time) shall be the Applicable Rate of the Chase Adjustable Rate Preferred immediately prior to the Effective Time, and for any Quarterly Dividend Period (including the Initial Dividend Period if it commences on or after the date of the Effective Time) will be equal to 85% of the Effective Rate (as hereinafter defined). The “Effective Rate” for any Quarterly Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

(i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to the higher of whichever two of such Rates can be so determined;

(ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to whichever such Rate can be so determined; or

(iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for the preceding dividend period will be continued for such Quarterly Dividend Period.

Anything herein to the contrary notwithstanding, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than 4.50% per annum or greater than 10.50% per annum.

Except as described below in this paragraph, the “Treasury Bill Rate” for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 or more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

Except as described below in this paragraph, the “Ten Year Constant Maturity Rate” for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

Except as described below in this paragraph, the “Thirty Year Constant Maturity Rate” for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as

provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

The Applicable Rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the Quarterly Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Series N Preferred Stock.

For purposes of this Section,

(i) “Calendar Period” means a period of fourteen calendar days;

(ii) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System;

(iii) “Special Securities” means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

(iv) “Ten Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

(v) “Thirty Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

4. Redemption. On or after June 30, 1999, the Corporation, at its option, may redeem shares of the Series N Preferred Stock, as a whole or in part, at any time or from time to time at a redemption price of $25 per share plus an amount equal to the accrued and unpaid dividends thereon to the date fixed for redemption (whether or not such dividends have been declared). To permit the Series N Preferred Stock to qualify as Tier 1 capital of the Corporation, any such redemption shall be subject to the prior approval of the Board of Governors of the Federal Reserve System.

In the event the Corporation shall redeem shares of Series N Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series N Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series N Preferred Stock so called for redemption shall cease to accrue, and notwithstanding the fact that any certificates for such shares shall not have been surrendered for payment of the redemption price, said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or any duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of Series N Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series N Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable.

In no event shall the Corporation redeem less than all the outstanding shares of Series N Preferred Stock pursuant to the first paragraph of this Section 4 or purchase or otherwise acquire any shares of Series N Preferred Stock unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series N Preferred Stock for all past Dividend Periods; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series N Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series N Preferred Stock.

5. Shares to be Retired. All shares of Series N Preferred Stock redeemed or purchased by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series N Preferred Stock.

6. Conversion or Exchange. The holders of shares of Series N Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

7. Voting. The shares of Series N Preferred Stock shall not have any voting powers either general or special, except that:

If at the time of any annual meeting of the Corporation’s stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1.00 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a “Preferred Director”) shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation’s stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a “default in preference dividends” on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period; and

Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Corporation’s Certificate of Incorporation, as amended, so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.

8. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series N Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such a distribution junior to the Series N Preferred Stock, an amount equal to $25 per share plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for payment of such distribution (whether or not such dividends have been declared). If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series N Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series N Preferred Stock are not paid in full, the holders of the Series N Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series N Preferred Stock of the full preferential amounts provided for in this Section 8, the holders of the Series N Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation. The consolidation or merger of the Corporation with or into any other corporation, or the sale of substantially all the assets of the Corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 8, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the Series N Preferred Stock.

9. Limitation on Dividends on Junior Ranking Stock. So long as any Series N Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets junior to the Series N Preferred Stock (the Common Stock and any such other stock being herein referred to as “Junior Stock”), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called “Junior Stock Payments”), unless all of the conditions set forth in the following subsections A and B shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

A. Full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock.

B. The Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock.”

Appendix E

CERTIFICATE OF DESIGNATIONS

OF

FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK

OF

J.P. MORGAN CHASE & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

J.P. MORGAN CHASE & CO., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on January 20, 1998 and by the Stock Committee of the Board of Directors on May 14, 1998, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock of $1 par value per share (the “Preferred Stock”), and pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at a meeting duly convened and held on January 20, 1998:

1. The Board of Directors on January 20, 1998 adopted, among other resolutions, the following resolutions authorizing a Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Preferred Stock and fixing the voting rights of the Preferred Stock:

“RESOLVED that the Stock Committee may, from time to time during the Stock Committee Term, authorize the issuance and sale of securities which shall consist of any or all of the following: (i) one or more series of the Corporation’s preferred stock, $1 par value per share (the “Preferred Stock”); (ii) depositary shares each representing a fraction of a share of Preferred Stock or other security (“Depositary Shares”); (iii) warrants to purchase any shares of Preferred Stock or Depositary Shares; (iv) warrants to purchase shares of Common Stock; (v) any shares of Preferred Stock or Common Stock or other securities into which or for which any of the foregoing may be exchangeable, convertible, or issuable upon exercise, and (vi) any securities (or units or combinations of securities) (including, without limitation, any securities of an SPV (as defined below)) that the Corporation deems functionally equivalent to Preferred Stock by reason of such securities (or units or combinations of securities) counting as “Tier 1 capital” of the Corporation according to the bank regulatory agencies (all of the foregoing hereinafter collectively referred to as the “Preferred Shares” unless the context shall otherwise require; and the Preferred Shares and Common Stock hereinafter collectively referred to as “Securities”, unless the context shall otherwise require), for cash or other property, as shall be determined by the Stock Committee, subject to the limitations hereinafter set forth, and any such Preferred Shares may be sold through agents, through underwriters, through dealers and directly to purchasers, in one or more offerings registered under the Securities Act of 1933 (the “Act”) or in transactions not required to be registered under the Act, all as shall be determined by the Stock Committee; and the Stock Committee shall have full authority to take any and all actions necessary to effect the intent of this resolution; and all Preferred Shares so issued will be deemed duly authorized, validly issued, fully paid and nonassessable;

RESOLVED that, without limiting the generality of the preceding resolution, the Stock Committee is hereby expressly authorized during the Stock Committee Term:

(i) to determine whether the Preferred Shares will be issued in one or more series and the number of shares of any such series;

(ii) to fix the dividend rate or rates of any such shares and/or the methods of determining dividends and the dates on which dividends shall be payable;

(iii) to determine whether dividends of any series of Preferred Shares shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

(iv) to determine the conversion or exchange provisions, if any, of the shares of any series of the Preferred Shares, including without limitation, the class and series of capital stock or other securities of the Corporation into which such shares shall be convertible or exchangeable;

(v) to determine whether the Corporation shall elect to offer (a) warrants for such Preferred Shares (“Warrants”) or (b) Depositary Shares evidenced by depositary receipts, each representing a fraction (to be determined by the Stock Committee) of a share of a particular series of the Preferred Stock or other securities, which shares of Preferred Stock or other securities will be issued and deposited with a depositary, in each case, in lieu of offering full shares of such series of the Preferred Stock or other securities;

(vi) to fix the liquidation preference of the shares of any series of the Preferred Shares, subject to the limitation that the aggregate liquidation preference over Common Stock of all the Preferred Shares issued during the Stock Committee Term shall not exceed $1.0 billion (the “Preferred Stock Maximum Amount”);

(vii) to determine whether any warrants for Preferred Stock, Depositary Shares or Common Stock shall be issued, whether alone or in connection with any other Preferred Shares, and the terms and conditions of any such warrants;

(viii) to determine whether the shares of any series of the Preferred Shares shall be subject to redemption, optional or mandatory or pursuant to a sinking fund, and, if such series shall be subject to redemption, the redemption provisions of such series; and

(ix) to fix or determine any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions thereof;

RESOLVED that, if required, for any series of Preferred Stock, a certificate shall be prepared and filed on behalf of the Corporation with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware (a “Certificate of Designation”); that each such Certificate of Designation be in such form as is approved by action of the Board of Directors or the Stock Committee; and that the proper officers of the Corporation be and hereby are authorized to execute and file each such Certificate of Designation pursuant to the General Corporation Law of the State of Delaware;

RESOLVED that the Certificate of Designation for each series of the Preferred Stock shall provide that the shares of such series shall not have any voting powers either general or special, except that

(i) if at the time of any annual meeting of the Corporation’s stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a “Preferred Director”) shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation’s stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a “default in preference dividends” on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period.

(ii) Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Corporation’s Certificate of Incorporation so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.

6. The Stock Committee of the Board of Directors on May 14, 1998, pursuant to the authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

“RESOLVED that, pursuant to resolutions of the Board of Directors of J.P. Morgan Chase & Co. (the “Corporation”) adopted on January 20, 1998, the issue of 4,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, $50 stated value per share ($1 par value), of the Corporation ranking on a parity with the series of Preferred Stock of the Corporation designated as the Corporation’s: 10.96% Preferred Stock; 7- 1/2% Cumulative Preferred Stock; Adjustable Rate Cumulative Preferred Stock, Series L; 10- 1/2% Cumulative Preferred Stock; 9.76% Cumulative Preferred Stock; 10.84% Cumulative Preferred Stock; and Adjustable Rate Cumulative Preferred Stock, Series N, is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 4,000,000 shares of this Series, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on January 20, 1998, are hereby fixed as follows:

1. Designation. The designation of this Series shall be Fixed/Adjustable Rate Noncumulative Preferred Stock (hereinafter referred to as this “Series”), and the number of shares constituting this Series shall be 4,000,000. Shares of this Series shall have a stated value of $50. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation, the Stock Committee of the Board of Directors or by any other duly authorized committee of the Board of Directors (collectively, the “Board of Directors”) and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

2. Dividends. (a) The holders of shares of this Series shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of funds legally available for that purpose, in the amounts or at the rate set forth below in this Section 2. Dividends on the shares of this Series shall be payable, when, as and if declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year (each, a “Dividend Payment Date”), commencing on September 30, 1998. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not more than 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on the shares of this Series shall not be cumulative and no rights shall accrue to the holders of the shares of this Series if the Corporation fails to declare a dividend on the shares of this Series with respect to any Dividend Period (as hereinafter defined), whether or not dividends are declared with respect to any future Dividend Period.

(b) Dividends payable on the shares of this Series for the period from May 21, 1998 through and including September 30, 1998 (the “Initial Dividend Period”) shall be $0.9024 per share. For each quarterly dividend period after the Initial Dividend Period (each such quarterly dividend period and the Initial Dividend Period being hereinafter referred to individually as a “Dividend Period”) through and including the Dividend Period ending June 30, 2003, dividends payable on the shares of this Series shall be payable at a rate per annum of the stated value thereof equal to 4.96%. For each Dividend Period beginning on or after July 1, 2003, dividends payable on the shares of this Series shall be payable at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of such Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Dividend Period shall be computed by dividing the Applicable Rate for such Dividend Period by four and applying the resulting rate to the stated value per share of this Series. Each Dividend Period (other than the Initial Dividend Period) shall commence on the January 1, April 1, July 1 and October 1, as the case may be, following the last day of the Initial Dividend Period or the preceding Dividend Period, as the case may be, and shall end on and include the day next preceding the first day of the next such Dividend Period.

(c) Dividends payable on this Series for any period greater or less than a full Dividend Period, other than the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than one month, the actual number of days elapsed in the period.

(d) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this

Series for any period unless full dividends on the shares of this Series for the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share (which in the case of this Series shall include accrued and unpaid dividends for the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date but shall not include accumulation of any dividends for prior Dividend Periods, unless previously declared) on the shares of this Series and such other Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

(e) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (d) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, full dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment in respect of the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date.

3. Definition of Applicable Rate, etc. (a) Except as provided below in this paragraph, the “Applicable Rate” for any Dividend Period beginning on or after July 1, 2003 shall be equal to the Effective Rate (as hereinafter defined) less 0.20%. The “Effective Rate” for any Dividend Period beginning on or after July 1, 2003 shall be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

(i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period beginning on or after July 1, 2003, then the Effective Rate for such Dividend Period shall be equal to the higher of whichever two of such rates can be so determined;

(ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2003, then the Effective Rate for such Dividend Period shall be equal to whichever such rate can be so determined; or

(iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2003, then the Effective Rate for the preceding Dividend Period shall be continued for such Dividend Period.

Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than 5.46% per annum or greater than 11.46% per annum (without taking into account adjustments described in paragraph 3(h) below).

(b) Except as described below in this paragraph, the “Treasury Bill Rate” for each applicable Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any applicable Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

(c) Except as described below in this paragraph, the “Ten Year Constant Maturity Rate” for each applicable Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

(d) Except as described below in this paragraph, the “Thirty Year Constant Maturity Rate” for each applicable Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity for any applicable Dividend Period as provided above in this paragraph, the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

(e) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

(f) The Applicable Rate with respect to each Dividend Period beginning on or after July 1, 2003 shall be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation shall cause notice of each Applicable Rate to be sent to the holders of this Series.

(g) For purposes of this Section,

(i) “Calendar Period” means a period of fourteen calendar days;

(ii) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System;

(iii) “Special Securities” means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

(iv) “Ten Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

(v) “Thirty Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

(h) If, prior to November 21, 1999, one or more amendments to the Internal Revenue Code of 1986, as amended (the “Code”), are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the “Dividends-Received Percentage”), the amount of each dividend payable (if declared) per share of this Series for dividend payments made on or after the effective date of such change in the Code shall be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the following fraction (the “DRD Formula”), and rounding the result to the nearest cent (with one-half cent rounded up):

1- [.35(1-.70)]

1- [.35(1-DRP)]

For the purposes of the DRD Formula, “DRP” means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal 0.50. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service (“IRS”) to the effect that such amendment does not apply to a dividend payable on this Series, then such amendment shall not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. Such opinion shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

If any such amendment to the Code is enacted after the dividend payable on a Dividend Payment Date has been declared, the amount of the dividend payable on such Dividend Payment Date shall not be increased; instead, additional dividends (the “Post Declaration Date Dividends”) equal to the excess, if any, of (x) the product of the dividend paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and 0.50) applicable to the dividend in question over (y) the dividend paid by the Corporation on such Dividend Payment Date, shall be payable (if declared) to holders of shares of this Series on the record date applicable to the next succeeding Dividend Payment Date or, if the shares of this Series are called for redemption prior to such record date, to holders of shares of this Series on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend so payable on this Series, then such amendment shall not result in the payment of Post Declaration Date Dividends. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on this Series (each, an “Affected Dividend Payment Date”), the Corporation shall pay (if declared) additional dividends (the “Retroactive Dividends”) to holders of shares of this Series on the record date applicable to the next succeeding Dividend Payment Date (or, if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, to holders of shares of this Series on the record date following the date of enactment) or, if the shares of this Series are called for redemption prior to such record date, to holders of shares of this Series on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and 0.50) applied to each Affected Dividend Payment Date over (y) the sum of the dividends paid by the Corporation on each Affected Dividend Payment Date. The Corporation shall only make one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend so payable on this Series, then such amendment shall not result in the payment of Retroactive Dividends. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

Notwithstanding the foregoing, no adjustment in the dividends payable by the Corporation shall be made, and no Post Declaration Date Dividends or Retroactive Dividends shall be payable by the Corporation, in respect of the enactment of any amendment to the Code at any time on or after November 21, 1999 that reduces the Dividends-Received Percentage.

In the event that the amount of dividends payable per share of the shares of this Series is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends or Retroactive Dividends are to be paid, the Corporation shall give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends and Retroactive Dividends to the holders of shares of this Series.

3. Redemption. (a) Except as provided in paragraph (b) below, the shares of this Series are not redeemable prior to June 30, 2003. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, on or after June 30, 2003 at a redemption price of $50 per share plus accrued and unpaid dividends thereon (whether or not declared and including any increase in dividends pursuant to paragraph 3(h) above) from the immediately preceding Dividend Payment Date to the date fixed for redemption (but without any accumulation for unpaid dividends for prior Dividend Periods on the shares of this Series).

(b) If the Dividends-Received Percentage is equal to or less than 50% and, as a result, the amount of dividends payable on this Series on any Dividend Payment Date shall be or is adjusted upwards as described in paragraph 3(h) above, the Company, at its option, may redeem all, but not less than all, of the outstanding shares of this Series, provided that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends-Received Percentage to 50% or less, the Company sends notice to holders of shares of this Series of such redemption in accordance with paragraph (d) below. Any redemption of this Series in accordance with this paragraph shall be on notice as aforesaid at a redemption price equal to $51 per share, plus accrued and unpaid dividends (whether or not declared and including any increase in dividends pursuant to paragraph 3(h) above) from the immediately preceding Dividend Payment Date to the date fixed for redemption (but without any accumulation for unpaid dividends for prior Dividend Periods on the shares of this Series).

(c) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

(d) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date.

(e) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(f) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(g) Notwithstanding the foregoing provisions of this Section 4, if full dividends on all outstanding shares of this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

5. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

6. Liquidation Rights. (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $50 per share, plus accrued and unpaid dividends (whether or not declared and including any increase in dividends pursuant to paragraph 3(h) above) from the immediately preceding Dividend Payment Date or the date of original issuance of this Series, as the case may be, to the date of the liquidating distribution (but without any accumulation of unpaid dividends for prior Dividend Periods) .

(b) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

7. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

(b) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series (and whether or not such dividends shall accumulate), if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

(c) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

8. Voting Rights. The shares of this Series shall have the voting rights set forth in the resolutions of the Board of Directors of the Corporation adopted on January 20, 1998.”

E-14